STATE OF FLORIDA
COUNTY OF __________________

                                    CONTRACT

     This agreement, made and entered into this day by and between DRAG N' BAITS, INC., a Florida Corporation, hereinafter referred to as the "Seller", and KILLER BEE, INC., a Mississippi Corporation, a wholly owned subsidiary of Global Seafood Technologies, a Nevada Corporation, hereinafter referred to as the "Purchaser",

WITNESSETH:

     For and in consideration of the sum of $339,000.00 paid by the Purchaser to the Seller, the receipt of which is hereby acknowledged, the Seller does hereby agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, for the amount and on the terms and conditions hereafter set out, the following described assets, to-wit:

     The inventory*, equipment, furniture, trade fixtures, and other tangible personal property situated in the premises occupied by the Seller at 1250 Ocean View Avenue, Marathon, Florida more particularly described in Exhibit "A" attached hereto and made a part hereof.

     *Sellers inventory will be valued at the time of sale by a mutual taking of the inventory by Seller and Buyer. (Said inventory to be valued at cost and paid for separately by Purchaser at the time of sale).

     Included in this sale, and as part of the purchase price, are the two boats listed in Exhibit "A" which are owned by Marathon Boats, Inc., an affiliate of Seller.

     1. The purchase price for said property shall be the sum of Three Hundred Thirty-Nine Thousand Dollars ($339,000.00), of which amount One Hundred Thirty-Nine Thousand Dollars ($139,000.00) shall be paid in cash at closing. The sum of One Hundred Thousand Dollars ($100,000.00) shall be paid within ninety
(90) days from the date of closing. The balance of purchase price in the amount of One Hundred Thousand Dollars ($100,000.00) shall be paid within one hundred eighty (180) days from the date of closing. Possession of the property is to be delivered upon closing with Purchaser, and the payment of the initial down payment. The parties agree that for tax purposes, the initial payment of $139,000.00 shall be allocated 100% to the boats being sold by Marathon Boats, Inc.

     2. Personal property taxes on equipment and inventory for the current year shall be prorated at the time of closing.

     3. Purchaser acknowledges that he has inspected the assets to be conveyed and agrees to accept same in their present condition and state of repair. Seller agrees that inventory levels at closing shall be substantially at present level, without adjustment for sales in the normal course of business.

     4. Seller warrants that they hold good and merchantable fee simple title in and to the hereinabove described property, free and clear of all liens.

     5. In the event the assets covered by this agreement are destroyed or materially damaged by fire or other cause prior to closing, or in the event inventory levels are changed outside the normal course of business, the Purchaser shall have the option of terminating this Contract.

     6. Title to said property shall be conveyed by good and sufficient Bill of Sale free and clear of all liens and encumbrances.

     7. Anything to the contrary not withstanding, there is and shall be excluded from this Contract all accounts receivable and accounts payable of the Seller, and all cash, bank deposits, and/or cash equivalence belonging to the Seller, if made or incurred prior to the date of sale. Any sales or accounts receivables made or incurred after the closing date shall belong to the Purchaser.

     8. It is understood that Five C's Fuel Dock, Inc., a Florida Corporation and an affiliate of the Seller ("Lessor") shall lease the premises located at 1250 Ocean View Avenue,

Marathon, Florida to Purchaser for the sum of $3,500.00 per month for five (5) years with an option for an additional five (5) year lease; prior to the expiration of the first five (5) years lease the Lessee shall advise in writing to the Lessor as to whether or not Lessee wishes to exercise their additional five (5) year lease option. Should Lessee not choose to exercise the second five
(5) year lease, said property will revert back to Lessor. Said lease shall include the facility, office, and equipment that is not included in the sale, that the monthly rent shall be prorated at the time of closing; and that the Purchaser shall be responsible for all rents and rental agreements after the date of closing. It is further agreed that the Purchaser shall be responsible for all permits which may be required for the future operation of the business in said premises.

     (A) That Lessee agrees to pay a five (5%) percent increase in the rent each year to begin after the first year, and a ten (10%) percent increase in the rent each year to begin after the fifth year in the event the lease is renewed.

     (B) If for any unforeseen cause, including but not limited to, a natural disaster which substantially destroys the premises, and after the first thirty
(30) months of the lease term, a net ban or other adverse government statutes, and/or regulation(s), or any other unforeseen cause beyond the control of Purchaser that: would make the continued operation of the business incapable of making a profit for the purchaser, the purchaser has the option to cancel the lease of the building without penalty.

     9. The Lessee/Purchaser shall carry liability insurance, insurance on the contents of the leased property for protection of Lessee, Purchaser, and will carry and/or reimburse Lessor for the cost of flood, wind, and casualty insurance on the leased building as long as the facility is leased by Purchaser and property is usable as a facility for packing bait. Each such policy will name Lessor as an additional insured and loss payee and will not be changed or terminated without thirty (30) days advance notice to Lessor. Lessor shall if he so chooses carry liability insurance.

     10. The Purchaser assumes no liabilities or debts of the Seller of any nature. The Seller and Purchaser shall each be responsible for their own closing expenses in connection with this transaction.

     11. The Seller agrees to indemnify and hold harmless the Purchaser against any loss, damages, suits, judgments, and expenses arising out of claims of any third party for any taxes, services, contracts, or actions by Seller prior to the closing date. Seller represents that it is not aware of any pending claims nor basis for future claims which would affect the assets to be conveyed to the Purchaser.

     12. Purchaser shall be responsible for all utility services and claims arising out of the conduct of the business after the closing date, and Purchaser shall indemnify and hold Seller harmless in connection therewith.

     13. The parties agree that neither the Seller nor the Purchaser have retained the services of a broker in connection with this transaction and that no brokerage commissions shall be due as a result thereof.

     14. Delivery of the assets described herein shall be made to the Purchaser at the time of closing, and payment of the initial down payment $139,000.00.

     15. If within three (3) years of the closing, the large blast freezer box rusts out due to salt water intrusion, the Seller will take the responsibility for the large blast freezer box under the lease.

     16. Seller and Gene Culmer, individually agree that they will not compete directly or indirectly against the Purchaser for a period of ten (10) years. That Purchaser shall pay the sum of $2,000.00 per month to Seller for ten (10) years for his agreement not to compete. This would not preclude the seller from fishing for and selling bait, which he may continue to do. Seller agrees to sell the bait, other than bait to be sold to the fresh market, to Purchaser at market price. Seller is free to sell his bait elsewhere if current market prices and conditions are not offered. Should said lease be terminated the agreement not to compete shall end at that the time of the termination of said lease.

     17. The Seller does hereby specifically convey the exclusive right to use the tradename, Drag N' Baits, Inc., together with all associated brand names, trademarks, or other identifying marks of advertising of any kind or nature associated with the Seller. If said lease is terminated by Purchaser said trade name shall revert back to Seller if said lease is terminated within five (5) years.

     18. The Seller further agrees to convey to the Purchaser copies of their customer lists and further authorizes the Purchaser to use said lists to continue the sale of the products of the Seller to said customers.

     19. To the extent not included in inventory the Seller further authorizes the sale of all packing material including, but not limited to boxes, cans, packages, and labels. This provision also includes all mailing and shipping materials.

     20. This sale shall be closed on or before JUNE 28, 1999. In the event the Purchaser shall fail to complete his purchase of said property within the time allowed, except for material damage to said property, all amounts paid hereunder shall be forfeited to the Seller as liquidated damages and this Contract shall be terminated and void.

     21. The Seller shall maintain a security interest under the UCC and appropriate Florida Law to secure the payment of the purchase price of the personal property described in Exhibit "A". Upon final payment by the purchaser to the Seller, all liens of the Seller, its successors and/or assigns shall immediately be released by the Seller.

     22. This agreement shall be governed by, and construed in accordance with the Laws of the State of Florida.

     WITNESS OUR SIGNATURES this the _ day of _________________, 1999.



                                           BY:
                                              --------------------------------
                                              DRAG N' BAITS, INC.
                                              By: GENE CULMER, President
                                              Seller


/s/ BRENT GUTIERREZ, President                /s/ CLAY GUTIERREZ, President
---------------------------------             ----------------------------------
GLOBAL SEAFOOD TECHNOLOGIES,                  KILLER BEE, INC., Purchaser
BY: BRENT GUTIERREZ, President                BY: CLAY GUTIERREZ, President

                                                        DRAG N BAIT INVENTORY

SALT                               38      $  4.40       $   162.90 Supplies
SODIUM                             56      $  9.80       $   548.80 Supplies
ICE BAGS                            1      $  0.00       $     0.00                      New Eqpt     139,000  1160-70 nl
OIL 5 GAL                           3      $ 23.78       $    71.33 Oil-Boats
HYD OIL 5 GAL                       1      $ 20.03       $    20.03 Oil-Boats
2 CYCLE OIL 1 QT                    4      $ 20.28       $    84.48 Supplies
SUPER PLUS 40 0                     2      $ 30.75       $    53.81 Supplies
TEA                                57      $  0.33       $    18.78 Supplies
MT. DEW                            32      $  0.33       $    10.53 Supplies
ROOT BEER                          25      $  0.33       $     8.23 Supplies
DIET PEPSI                         24      $  0.33       $     7.90 Supplies
7 UP                               23      $  0.33       $     7.57 Supplies                         1,827.00  1810-10 ppI
DR PEPPER                          10      $  0.33       $     3.29 Supplies                           426.06  6675-10 Bmt Eip
ORANGE                             50      $  0.33       $    16.46 Supplies                          1897.70  6631-10 Sup. Promot.
PEPSI                              50      $  0.33       $    16.46 Supplies                          1079.34  6630-10 Supplies
BANNER                             21      $ 83.70                  Supplies                        37,049.10  6634-10 Packaging
CHANGE LEFT IN                                           $ 1,757.70 Supplies Promotional            21,292.05  1150-10 Inventory
COKE MACHINE                                             $    30.00 Supplies
                                                                                                    63,571.25

TOTAL INVENTORY                                          $61,744.26


INSURANCE PAID
FLOOD                                                    $   894.00 Prepaid Insurance
WINDSTORM                                                $   933.00 Prepaid Insurance


TOTAL                                                    $63,571.25

*THIS DOES NOT INCLUDE ANY COST FOR THE FREEZERS, STRAPS, MAINTENACE OR ICE

                                                     DRAG N BAIT INVENTORY

                  CASE                                                                                                TOTAL
                  INVENTORY   INCOMPLETE INVENTORY     BALLYHOO   QTY PER CASE   COST PER  COST PER  LABOR   HOOK &   COST     COST
ITEM              6/22/99     CASE       COST          COST EACH    CASE  COST     BOXES    BAGS    PER CASE WIRE     COST     BAG
----              -----------------------------------------------------------------------------------------------------------------

EXTRA SMALL        23         11         $    862.30   $0.10        192   $19.20   $0.88   $ 2.64   $ 5.24   $ 0.00   $27.96   $1.75
SMALL             171         9          $  3,977.73   $0.10        144   $14.40   $0.88   $ 2.64   $ 5.24   $ 0.00   $23.16   $1.93
MED                 3         0          $     75.66   $0.14        120   $16.80   $0.88   $ 2.30   $ 5.24   $ 0.00   $25.22   $2.52
LARGE               0         0          $      0.00   $0.14         96   $13.44   $0.88   $ 1.84   $ 5.24   $ 0.00   $21.40   $2.68
JUMBO               0         0          $      0.00   $0.18         60   $10.80   $0.88   $ 6.90   $ 5.24   $ 0.00   $23.82   $0.79
BULK 5LBS         250         0          $  3,630.00   $1.00          8   $ 8.00   $0.88   $ 0.40   $ 5.24   $ 0.00   $14.52   $1.82
CHUM              418         0          $  6,069.36   $1.00          8   $12.60   $0.88   $ 0.40   $ 5.24   $ 0.00   $14.52   $1.82
MED 1 HOOK         16         7          $  1,150.29   $0.14         90   $12.60   $0.88   $ 6.90   $17.18   $33.30   $70.86   $2.36
MED 2 HOOK         40         4          $  3,764.11   $0.14         90   $12.60   $0.88   $ 6.90   $32.91   $40.50   $93.79   $3.13
MED 1 HOOK MON      4         0          $    231.24   $0.14         90   $10.08   $0.88   $ 6.90   $17.18   $20.25   $57.81   $1.93
FLYING FISH        49        16          $  1,683.40   $0.14         72   $ 0.00   $0.88   $18.00   $ 5.24   $ 0.00   $34.20   $0.48
25LBS SQUID         4         0          $      3.72   $0.00        25LB  $ 0.00   $0.88   $ 0.05   $ 0.00   $ 0.00   $ 0.93   $0.93
LARGE SQUID         1         0          $      6.40                                       $ 5.52            $ 0.00   $6.40
RAW MATERIAL C1    43         0          $     37.84   $0.00        30LBS          $0.88                              $0.88

TOTAL BAIT INVENTORY                     $ 21,292.05 Inventory


                              QTY         COST EACH    TOTAL

BOXES TOPS                     1991       $ 0.42       $   836.22  Packaging Material
BOXES BOTTOMS                  1819       $ 0.46       $   836.74  Packaging Material
SMALL BAGS                    45030       $ 0.23       $10,356.90  Packaging Material
MED BAGS                      81030       $ 0.22       $17,745.57  Packaging Material
JUMBO BAGS                    14160       $ 0.21       $ 3,001.92  Packaging Material
SHIRTS                           64       $ 6.00       $   384.00  Packaging Material
HATS                             10       $ 4.50       $    45.00  Supplies Promotional
JACKETS                           0       $39.00       $     0.00
2 HOOK RIGGED                  7075       $ 0.45       $ 3,183.75  Packaging Material
WIRE                             80       $ 8.80       $   704.00  Packaging Material
COOLIE CUPS                     100       $ 0.95       $    95.00  Supplies Promotional
SHRINK WRAP                       1       $34.70       $    26.03  Supplies
300 GAL FUEL                    300       $ 0.65       $   196.42  Fuel-Boats
STRAPPING ROLL                    2       $52.05       $   104.10  Supplies
STAPLES                           2       $44.25       $    99.56  Supplies
PAPER BAGS                        1       $25.00       $    18.75  Supplies